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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders
United States Filter Corporation

  We consent to the use of our reports included herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the prospectus.

                                          /s/KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Orange County, California

December 6, 1996

To the Board of Directors and Shareholders
United States Filter Corporation

  We consent to the use of our reports included herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the prospectus.

                                          /s/KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Chicago, Illinois

December 6, 1996

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Board of Directors and Shareholders
United Utilities PLC

  We consent to the use of our report dated 16 October 1996 relating to the aggregated financial statements of the United Utilities PLC Process Division as of 31 March 1996 and 1995 and for each of the years in the two year period ended 31 March 1996 and the reference to our firm under the heading "Independent Certified Public Accountants" in the prospectus to be dated 6 December 1996.

/s/KPMG Audit Plc
  KPMG Audit Plc
  Chartered Accountants                                              Manchester

  Registered Auditors                                      6 December 1996